Exhibit 23.2

Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global,

Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 21, 2004, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-139652) and related Prospectus of BigBand Networks, Inc. for the registration of its shares of common stock.

	/s/	KOST, FORER & GABBAY
Tel-Aviv, Israel January 22, 2007		KOST, FORER & GABBAY A Member of Ernst & Young Global